                                                                    EXHIBIT 21.1




                  SUBSIDIARIES OF ALLIANCE PHARMACEUTICAL CORP.


WHOLLY OWNED                                MAJORITY-OWNED
------------                                --------------

ASTRAL, INC.,                               PFC THERAPEUTICS, LLC,
a Delaware corporation                      a Delaware limited liability company
(dissolved September 6, 2005)

MOLECULAR BIOSYSTEMS, INC.,                 TALCO PHARMACEUTICAL, INC.,
a Delaware limited liability corporation    a Delaware corporation